EXHIBIT 5.1

February 28, 2017

Dermira, Inc.

275 Middlefield Road, Suite 150

Menlo Park, CA 94025

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed by Dermira, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on February 28, 2017 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an unspecified number of shares of the Company’s common stock, $0.001 par value per share (the “Stock”). The Stock may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”) and any supplements to the Prospectus.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	The Company’s Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 8, 2014 and certified by the Secretary of State of the State of Delaware on October 8, 2014 (the “Restated Certificate”).

(2)	The Company’s Restated Bylaws, certified by the Company’s Secretary on June 13, 2016 (the “Restated Bylaws” and, together with the Restated Certificate, as each may be amended, modified or restated, the “Charter Documents”).

(3)	The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

(4)	The Prospectus prepared in connection with the Registration Statement.

(5)	The minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) at which, or pursuant to which, the Board approved (a) the Restated Certificate, (b) the Bylaws and (c) the filing of the Registration Statement and the actions by written consent of the Company’s stockholders at which, or pursuant to which, the Company’s stockholders approved (x) the Restated Certificate and (y) the Bylaws.

February 28, 2017

(6)	The following securities records for the Company, which the Company has confirmed to us to be a complete record of all securities issuances, including all issued and outstanding shares of the Company’s capital stock, all options to purchase shares of the Company’s capital stock, all restricted stock units to be settled in shares of the Company’s capital stock and all conversion privileges or other rights to purchase or acquire shares of the Company’s capital stock: (a) those records provided by the Company to us (consisting of a list of stockholders, a list of option holders respecting the Company’s capital stock and of any conversion privileges or other rights to purchase or acquire the Company’s capital stock, each dated as of February 24, 2017) and (b) a certificate of American Stock Transfer and Trust Company, LLC, the Company’s transfer agent, dated February 27, 2017, regarding the Company’s issued and outstanding shares of common stock as of February 24, 2017.

(7)	A Certificate of Good Standing issued by the Secretary of State of the State of Delaware with respect to the Company dated February 28, 2017 (the “Certificate of Good Standing”).

(8)	A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California and the Delaware General Corporation Law, and reported judicial decisions relating thereto (collectively, the “Applicable Laws”).

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Management Certificate.

In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared or remain effective under the Securities Act, that the registration will apply to such shares of Stock and will not have been modified or rescinded, and that there will not have occurred any change in the Applicable Laws affecting the validity of the issuance of such shares of Stock.

The Company has informed us that the Company intends to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the Applicable Laws as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Stock, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the Prospectus and any supplements to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. We also assume the Company will (a) timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and (b) amend the Restated Certificate to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Stated would cause the Company to issue more shares than it has authorized under the Restated Certificate. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

February 28, 2017

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware.

(2) With respect to the shares of Stock registered pursuant to the Registration Statement, when (a) the issuance of and the terms of the offering of such shares of Stock and related matters have been duly authorized by appropriate corporate action of the Board or any committee thereof and, if required, the stockholders of the Company in accordance with the Charter Documents and Applicable Laws and (b) if required, certificates representing the shares of Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then such shares of Stock will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

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February 28, 2017

This opinion is intended solely for use in connection with issuance and sale of shares of Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Michael A. Brown
Michael A. Brown, a Partner